UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2025 (May 7, 2025)

AUDAX CREDIT BDC INC.

(Exact name of registrant as specified in charter)

Delaware	814-01154	47-3039124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

320 PARK AVENUE
NEW YORK, NEW YORK	10022
(Address of principal executive office)	(Zip Code)

(212) 703-2700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 7, 2025, the board of directors (the “Board”) of Audax Credit BDC Inc. (the “Company”) approved an amendment and restatement of the Bylaws of the Company (the “Amended and Restated Bylaws”) in order to repeal certain provisions of the Company’s bylaws that were redundant of either the Delaware General Corporation Law or the applicable common law of the State of Delaware. The Amended and Restated Bylaws became effective immediately upon their approval by the Board.

The foregoing description is only a summary of the material provisions of the Amended and Restated Bylaws, and is qualified in its entirety by reference to a copy of the Amended and Restated Bylaws which is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

3.1 Amended and Restated Bylaws of Audax Credit BDC Inc.

104 Cover Page Interactive Data File (embedded within the Incline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Audax Credit BDC Inc.
(Registrant)

Date: May 13, 2025	By:	/s/ Richard T. Joseph
Richard T. Joseph
Chief Financial Officer